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                                                                  Exhibit (a)(4)

                          Offer to Purchase for Cash
                    All Outstanding Shares of Common Stock
                                      of
                          PAMIDA HOLDINGS CORPORATION
                                      at
                             $11.50 Net Per Share
                                      by
                              SHOPKO MERGER CORP.
                         a wholly owned subsidiary of

                              SHOPKO STORES, INC.


  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON MONDAY, JUNE 14, 1999, UNLESS THE OFFER IS EXTENDED.


                                                                   May 17, 1999

To Our Clients:

   Enclosed for your consideration are the Offer to Purchase, dated May 17, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), relating to an offer by ShopKo Merger Corp., a Delaware corporation (the "Offeror") and a wholly owned subsidiary of ShopKo Stores, Inc., a Wisconsin corporation (the "Parent"), to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Pamida Holdings Corporation, a Delaware corporation (the "Company"), at a purchase price of $11.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is a letter to stockholders of the Company from Steven S. Fishman, the Chairman, President and Chief Executive Officer of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company and mailed to stockholders of the Company. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of May 10, 1999, among Parent, the Offeror and the Company (the "Merger Agreement"). This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name.

   We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

   If a stockholder desires to tender Shares pursuant to the Offer and such stockholder's certificates for Shares are not immediately available or time will not permit all required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date (as defined in the Offer to Purchase) or the procedure for book-entry transfer cannot be completed on a timely basis, such Shares may nevertheless be tendered according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. See Instruction 1 of the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

   Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and conditions set forth in the Offer.

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   Please note the following:

     1. The tender price is $11.50 per Share, net to you in cash without interest.

     2. The Board of Directors of the Company has unanimously approved the Merger Agreement, the Offer and the Merger (as defined in the Offer to Purchase), has determined that the terms of the Offer and the Merger are fair to and in the best interests of the Company's stockholders and recommends that the holders of Shares accept the Offer and tender their Shares pursuant to the Offer.

     3. The Offer is being made for all of the outstanding Shares.

     4. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Monday, June 14, 1999, unless the Offer is extended.

     5. The Offer is conditioned upon there being validly tendered and not withdrawn prior to the expiration of the Offer Shares constituting at least 51% of the Shares that are outstanding determined on a fully diluted basis (but not assuming the conversion of the nonvoting common stock, par value $.01 per share, of the Company). The Offer is also subject to satisfaction of other terms and conditions set forth in the Offer to Purchase.

     6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

   If you wish to have us tender any or all of the Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to return your instruction to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. Please forward your instructions to us as soon as possible to allow us ample time to tender your Shares on your behalf prior to the expiration of the Offer.

   The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Offeror by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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                         INSTRUCTIONS WITH RESPECT TO
                        THE OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                          PAMIDA HOLDINGS CORPORATION
                                      BY
                              SHOPKO MERGER CORP.

   The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 17, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by ShopKo Merger Corp., a Delaware corporation (the "Offeror") and a wholly owned subsidiary of ShopKo Stores Inc., a Wisconsin corporation, to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Pamida Holdings Corporation, a Delaware corporation (the "Company").

   This will instruct you to tender to the Offeror the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


 Number of Shares to be Tendered:* _                    SIGN HERE

                                          -------------------------------------
                                          -------------------------------------

Account Number: _____________________                 Signature(s)
                                          -------------------------------------

Date: _______________________________     -------------------------------------
                                                     (Print Name(s))
                                          -------------------------------------
                                                   (Print Address(es))
                                          -------------------------------------
                                          -------------------------------------
                                           (Area Code and Telephone Number(s))
                                          -------------------------------------
                                               (Taxpayer Identification or
                                               Social Security Number(s))
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*  Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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